FOURTH AMENDMENT
                                TO
        AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

     This Fourth Amendment is made as of the 29th day of January, 1996, by and among SHELDAHL, INC., a Minnesota corporation (the "Borrower"); NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Norwest"); HARRIS TRUST AND SAVINGS BANK, a bank organized and existing under the laws of the state of Illinois ("Harris"); and NBD BANK, a Michigan banking corporation ("NBD"); (together with
Norwest and Harris the "Lenders" and each a "Lender"), and Norwest as Agent for and on behalf of the Lenders (in such capacity, the "Agent").

                             Recitals

     The Borrower, Norwest and Harris have entered into an Amended and Restated Credit and Security Agreement dated as of November 24, 1993, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of December 2, 1993, a Second Amendment to
Amended and Restated Credit Agreement dated May 12, 1994, and a
Third Amendment to Amended and Restated Credit Agreement dated
January 24, 1995 (as amended, the "Credit Agreement") under which Norwest, Harris and NBD have agreed to make certain revolving credit and term loans available to the Borrower.

     The Borrower and the Lenders have agreed to amend the Credit Agreement to (i) adjust the Revolving Basic Increment and the Term Basic Increment, (ii) decrease the unused Commitment Fee, (iii) discontinue the Capital Expenditure Cumulative Limit and increase the Capital Expenditure Limitation, (iv) discontinue the Cumulative Minimum Fixed Charge Coverage Ratio, (v) decrease the Tangible Net Worth covenant for 1996 and (vi) waive certain defaults for the fiscal year 1996.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. Defined Terms. Capitalized terms used in this Fourth Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. Amended Definitions. Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the definitions of "Capital Expenditure Cumulative Limit" and "Fixed Charge Coverage Ratio" and (ii) deleting the definition of "Capital Expenditure Annual Limit" in its entirety and substituting in its place the following:

     "Capital Expenditure Annual Limit" means $25,000,000 for each fiscal year of the Borrower, commencing with the fiscal year ending August 30, 1996."

     3. Interest Rates. Section 2.10(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(a) Basic Increments. Effective December 1, 1995, the Revolving Basic Increment and the Term Basic Increment shall be adjusted as of the first day of each of the Borrower's fiscal quarters on the basis of the ratio of the Borrower's Debt to Tangible Net Worth as at the end of the previous fiscal quarter, as set forth below:

	Debt to Tangible	Revolving Basic		Term Basic
	    Net Worth		  Increment		Increment

    1.50 to 1.00 and above	     1.50%		  1.50%

    1.00 to 1.00 through
    1.49 to 1.00		     1.00%		  1.00%

    0.76 to 1.00 through
    0.99 to 1.00		     0.50%		  0.50%

    Below 0.75 to 1.00		     0.00%		  0.00%


     4. Unused Commitment Fee. Section 2.16(b) of the Credit Agreement is hereby amended by deleting the reference to "one-half of one percent (0.50%) per annum" as it appears therein and substituting in its place "one-quarter of one percent (0.25%) per annum".

     5. Tangible Net Worth. Section 6.13 of the Credit Agreement is hereby amended by deleting the reference to "$39,500,000" as it appears on reference to fiscal year 1996, and substituting in its place
"$38,500,000".

     6. Minimum Fixed Charge Coverage Ratio. Section 6.16 of the Credit Agreement is hereby deleted in its entirety.

     7. Capital Expenditures. Section 7.11 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Section 7.11 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, expend or contract to expend for Capital Expenditures in excess of the Capital Expenditure Annual Limit during any fiscal year of the borrower".

     8.   Waiver of Defaults.  The Borrower is in default of Section
6.13 of the Credit Agreement as a result of the Borrower's Tangible Net Worth for fiscal year 1996 being less than $39,500,000. The Borrower is also in default of Section 6.15 of the Credit Agreement as a result of the Borrower's consolidated Interest and Rent Coverage Ratio for fiscal year 1996 being less than 2.00 to 1.00 (each a "Default", and together the "Defaults").

          Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Defaults from the first day of fiscal year 1996 through the date hereof. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

     9. Conditions Precedent. This Fourth Amendment shall be effective when the Lender shall have received an executed original hereof, together with a Certificate of the Secretary of the Borrower certifying that (i) the articles of incorporation and bylaws of the Borrower, which were previously certified and delivered to the Lender pursuant to the certificate of the Borrower's secretary dated as of January 24, 1995, continue in full force and effect and have not been amended or otherwise modified, and (ii) the officers and agents of the Borrower who have been previously certified to the Lender as being authorized to sign and to act on behalf of the Borrower continue to be so authorized, or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

     10. Representations and Warranties. To induce the Lenders to enter into this fourth Amendment, the Borrower hereby represents and Warrants to the Lenders as follows:

     (a) The Loan Documents constitute the legal, valid and binding agreements of the Borrower, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms.

     (b) The Notes constitute the legal, valid and binding obligations of the Borrower, are subject to no defenses, counterclaims, rights of offset or recoupment and are enforceable in accordance with their respective terms.

     (c) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and

     (d) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (1) require any authorization, consent or approval by any governmental department, commissions, board, bureau, agency or instrumentality, domestic or foreign, (2) violate (A) any provision of any law, rule or regulations of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or (B) the articles of incorporation or by-laws of the Borrower, or
(3) result in the breach or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

     (e) The representations and warranties contained in Article V of the Credit Agreement are true and correct as of the date hereof as though made on and as of this date, except to the extent that such representations and warranties relate solely to an earlier date.

     11. Release. The Borrower hereby releases and forever discharges the Lenders and each of their respective former and present directors, officers, employees, agents and representatives of and from every and all claims, demands, causes of action (at law or in equity) and liabilities, of any kind or nature, whether known or unknown, liquidated or unliquidated, absolute or contingent, which the Borrower ever had, presently has or claims to have against a Lender or any of its respective directors, officers, employees, agents or representatives of or relating to events, occurrences, actions, inactions or any other matters occurring prior to the date of the Amendment.

     12. No Other Waiver. Except as set forth in paragraph 8 hereof, the execution of this Fourth Amendment shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lenders, whether or not known to the Lenders and whether or not existing on the date of the Amendment.

     13. Costs and Expenses. The Borrower hereby reaffirms its agreement under Section 10.7 of the Credit Agreement to pay or reimburse the Agent, among other costs and expenses, all expenses incurred by the Agent in connection with the amendment, performance or enforcement of the Loan Documents, including without limitation, all reasonable fees and disbursements of legal counsel of the Agent.

     14. References. Except as expressly amended hereby, all provision of the Loan Documents shall remain in full force and effect. After the effective date hereof, each reference to any Loan Document or any other document executed in connection with the Credit Agreement to the "Credit Agreement" or to "this Agreement", "hereunder" or "hereof" or words of like import referring to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

     15. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one in the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         SHELDAHL, INC.

                         By /s/ John V. McManus
                         Its Vice President, Finance

                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION, as
                         Lender and Agent

                         By /s/ Ronald E. Gockowski
                         Its Vice President

                         HARRIS TRUST AND SAVINGS BANK

                         By /s/ Cathy Ciolek
                         Its Vice President

                         NBD BANK

                         By /s/ Thomas Gordy
                         Its Vice President
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